TO THE SECRETARY OF IDS LIFE
INSURANCE COMPANY OF NEW YORK

By a Consent in Writing in Lieu of a Meeting of the Board of Directors received by the Secretary on April 17, 1996, the Board of Directors of IDS Life Insurance Company of New York:

         RESOLVED, That IDS Life of New York Flexible Portfolio Annuity Account, comprised of one or more subaccounts, was established as a separate account in accordance with Section 4240 New York Insurance Law and New York Insurance Regulation 47; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to establish such subaccounts within such separate account as they determine to be appropriate; and

         RESOLVED FURTHER, that the proper officers of the Corporation were authorized and directed, as they may deem appropriate from time to time and in accordance with applicable laws and regulations to establish further any subaccounts and change the designation of the separate account to another designation.

As President of IDS Life Insurance Company of New York, I hereby establish, in accordance with the above resolutions and pursuant to authority granted by the Board of Directors, 105 additional subaccounts within the separate account. Three of each such subaccounts will invest in the following funds or portfolios:

AXPsm Variable Portfolio - Blue Chip Advantage Fund AXPsm Variable Portfolio - Bond Fund AXPsm Variable Portfolio - Capital Resource Fund AXPsm Variable Portfolio - Cash Management Fund AXPsm Variable Portfolio - Diversified Equity Income Fund AXPsm Variable Portfolio - Extra Income Fund AXPsm Variable Portfolio - Federal Income Fund AXPsm Variable Portfolio - Global Bond Fund AXPsm Variable Portfolio - Growth Fund AXPsm Variable Portfolio - International Fund AXPsm Variable Portfolio - Managed Fund AXPsm Variable Portfolio - New Dimensions Fund AXPsm Variable Portfolio - S & P 500 Index Fund AXPsm Variable Portfolio - Small Cap Advantage Fund AXPsm Variable Portfolio - Strategy Aggressive Fund AIM V.I. Capital Appreciation Fund AIM V.I. Capital Development Fund American Century VP International Fund American Century VP Value Fund Calvert Variable Series, Inc.: Social Balanced Portfolio Fidelity VIP III - Growth and Income Portfolio (Service Class) Fidelity VIP III - Mid Cap Portfolio (Service Class) Fidelity VIP III - Overseas Portfolio (Service Class) FTVIPT Franklin Real Estate Fund - Class 2 FTVIPT Franklin Value Securities Fund - Class 2 FTVIPT Templeton International Smaller Companies Fund - Class 2

Goldman Sachs VIT CORE Small Cap Equity Fund
Goldman Sachs VIT CORE U.S. Equity Fund
Goldman Sachs VIT Mid Cap Value Fund
Janus Aspen Series Aggressive Growth Portfolio: Service Shares Janus Aspen Series Global Technology Portfolio: Service Shares Janus Aspen Series International Growth Portfolio: Service Shares Lazard Retirement Series International Equity Portfolio
MFS(R) VIT Growth Series - Service Class
MFS(R) VIT New Discovery Services - Service Class
Putnam VT International New Opportunities Fund - Class IB Shares Putnam VT Vista Fund - Class IB Shares
Royce Micro-Cap Portfolio
Third Avenue Value Portfolio
Wanger International Small Cap
Wanger U.S. Small Cap
Warburg Pincus Trust - Emerging Growth Portfolio

Further, in accordance with the above resolutions and pursuant to the authority granted by the Board of Directors of IDS Life Insurance Company of New York, I hereby change the designation of IDS Life of New York Flexible Portfolio Annuity Account to IDS Life of New York Variable Annuity Account.

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of IDS Life Insurance Company of New York, the Unit Investment Trust comprised of IDS Life of New York Flexible Portfolio Annuity Account and consisting of 14 subaccounts is hereby reconstituted as IDS Life of New York Variable Annuity Account consisting of 119 subaccounts.



/s/ Timothy V. Bechtold
     Timothy V. Bechtold


Received by the Secretary:

/s/ Eric L. Marhoun
     Eric L. Marhoun


Date:  June 27, 2000